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                                                                   EXHIBIT 10(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 27 to Registration Statement No. 33-45379 of Merrill Lynch Life Variable Annuity Separate Account B on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated March 2, 2005, (which report expresses an unqualified opinion and includes an explanatory paragraph for the change in accounting method in 2004 for long-duration contracts to conform to Statement of Position 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Non-Traditional Long Duration Contracts and for Separate Accounts"), (ii) Merrill Lynch Life Variable Annuity Separate Account B dated March 30, 2005, and
(iii) Merrill Lynch Life Variable Annuity Separate Account A dated March 30, 2005, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York
April 25, 2005